EXHIBIT 11

                         SCANFORMS, INC. AND SUBSIDIARY
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                               Fiscal Year Ended
                                       October 1,  October 2,  October 3,
                                          1995        1994        1993
                                       ----------  ----------  ----------
Primary Earnings Per Share
Net Earnings                           $1,570,540  $1,163,521  $  774,932
                                       ==========  ==========  ==========

Weighted average number of common
  shares outstanding during year        3,546,648   3,526,648   3,026,648

Add common equivalent shares (as
  determined by the application of
  the treasury stock method)
  representing shares issuable upon
  assumed exercise of stock options        97,539      87,001     275,704
                                       ----------  ----------  ----------

Weighted average number of common
  shares used in calculation of
  primary earnings per share            3,644,187   3,613,649   3,302,352
                                       ==========  ==========  ==========

Earnings per common share assuming
  no dilution                          $      .43  $      .32  $      .23
                                       ==========  ==========  ==========

Fully Diluted Earnings Per Share
Net Earnings                           $1,570,540  $1,163,521  $  774,932
                                       ==========  ==========  ==========

Weighted average number of common
  shares outstanding during year        3,546,648   3,526,648   3,026,648

Add common equivalent shares (as
  determined by the application of
  the treasury stock method)
  representing shares issuable upon
  assumed exercise of stock options       105,421      87,598     452,399
                                       ----------  ----------  ----------

Weighted average number of common
  shares used in calculation of
  primary earnings per share            3,652,069   3,614,246   3,479,047
                                       ==========  ==========  ==========

Earnings per common share assuming
 dilution                              $      .43  $      .32  $      .22
                                       ==========  ==========  ==========